UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 6, 2014

WELLCARE HEALTH PLANS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32209	47-0937650
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)
8735 Henderson Road, Renaissance One
	Tampa, Florida	33634
	(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (813) 290-6200

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.
On October 6, 2014, WellCare Health Plans, Inc. (the “Company” or “WellCare”) received from the State of Florida’s Agency for Health Care Administration (“AHCA”) executed Amendment No. 3 (“Amendment No. 3”) to Contract No. FP020 (the “Florida MMA Contract”) between AHCA and WellCare of Florida, Inc. (d/b/a Staywell Health Plan of Florida), a wholly-owned subsidiary of the Company (“WellCare of Florida”).
Pursuant to the Florida MMA Contract, WellCare of Florida offers Medicaid coordinated care plans to eligible beneficiaries in eight of Florida’s 11 Medicaid regions under the Managed Medical Assistance component (the “MMA program”) of Florida’s Statewide Medicaid Managed Care program. Regions 2, 3 and 4 launched on May 1, 2014; Regions 5, 6 and 8 launched on June 1, 2014; Region 11 launched on July 1, 2014 and Region 7 launched on August 1, 2014.
Amendment No. 3 adjusts the rates payable to WellCare of Florida under the Florida MMA Contract, including retroactive adjustments. It provides one set of rates for the period of May 1, 2014 through June 30, 2014 and another set of rates for the period of July 1, 2014 through August 31, 2015. The rate adjustments principally reflect the following factors, among others:

•
The removal from the rates of certain intergovernmental transfers payable by the MMA program health plans to hospitals. Because the amounts health plans pay hospitals has decreased, the rates AHCA pays the health plans has been reduced by a commensurate amount.

•
The removal from the rates of amounts for high-cost hepatitis C treatments such as Sovaldi. WellCare of Florida expects health plans will be paid for such treatments through an incremental kick payment pursuant to a future amendment to the Florida MMA Contract.

•
The inclusion in the MMA program of certain children formerly served by the Florida Healthy Kids Program. These children, with family incomes between 100 and 133% of the federal poverty level, were not originally among the populations to be served by the Florida MMA program.

•	The final region-by-region implementation schedule, to the extent it impacted cost trends.
WellCare of Florida anticipates that the rate adjustments in Amendment No. 3 will decrease the revenue it receives from the Florida MMA Contract by approximately 4% compared to the previous contractual rates. WellCare of Florida expects that the rate adjustments will have minimal impact on its operating margin from the MMA program. Because WellCare had information about these proposed rate adjustments in July 2014, WellCare’s financial guidance published on July 24, 2014 incorporated the effect of these rate changes.
The foregoing description does not purport to be a complete description of the parties’ rights and obligations under the Florida MMA Contract or Amendment No. 3. The above description is qualified by reference to Amendment No. 3, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Cautionary Statement Regarding Forward-Looking Statements
The information furnished in this Current Report on Form 8-K contains “forward-looking” statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” and similar expressions are forward-looking statements. For example, WellCare’s expectation that it will receive kick payments for hepatitis C treatments, its estimates relating to the impact of the rate adjustments and financial guidance are forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties that may cause WellCare’s actual future results to differ materially from those projected or contemplated in the forward-looking statements. These risks and uncertainties include, but are not limited to, WellCare’s progress on top priorities such as improving health care quality and access, ensuring a competitive cost position, and delivering prudent, profitable growth, WellCare’s ability to effectively estimate and manage growth, WellCare’s ability to address operational challenges relating to new business, future changes in health care law, WellCare’s ability to estimate and manage medical benefits effectively, the demographic mix of members in the MMA program, future changes in the MMA program and the ability of AHCA to launch the MMA program on its announced timeline. Given the risks and uncertainties inherent in forward-looking statements, any of WellCare’s forward-looking statements could be incorrect and investors are cautioned not to place undue reliance on any of our forward-looking statements.
Additional information concerning these and other important risks and uncertainties can be found under the captions “Forward-Looking Statements” and “Risk Factors” in WellCare’s Annual Report on Form 10-K for the year ended December 31, 2013 and WellCare’s Quarterly Report on Form 10-Q for the period ended June 30, 2014 and other subsequent filings by WellCare with the U.S. Securities and Exchange Commission, which contain discussions of WellCare’s business and the various factors that may affect it. WellCare undertakes no duty to update these forward-looking statements to reflect any future events, developments, or otherwise.
The Company’s financial guidance is as of July 24, 2014, and is not being updated in conjunction with this Current Report on Form 8-K.
Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Amendment No. 3 to Contract No. FP020 between the Agency for Health Care Administration and WellCare of Florida, Inc. (d/b/a Staywell Health Plan of Florida)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 9, 2014	WELLCARE HEALTH PLANS, INC. /s/ Lisa G. Iglesias
Lisa G. Iglesias
Senior Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description
10.1	Amendment No. 3 to Contract No. FP020 between the Agency for Health Care Administration and WellCare of Florida, Inc. (d/b/a Staywell Health Plan of Florida)